SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-SYBRON CHEMICALS INC

          GABELLI FUNDS, INC.
               THE GABELLI SMALL CAP GROWTH FUND
                                 7/30/98           11,300            28.0500
               THE GABELLI EQUITY TRUST,INC.
                                 7/30/98            8,800            28.0500
               THE GABELLI ASSET FUND
                                 7/30/98            8,800            28.0500
               THE GABELLI CAPITAL ASSET FUND
                                 7/30/98           15,000            28.0500
          GAMCO INVESTORS, INC.
                                 7/30/98            2,000            28.0127
          GAMCO INVESTORS, INC.
                                 7/30/98           77,000            28.0127
          GABELLI ASSOCIATES FUND
                                 7/30/98            5,000            28.1250
























          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.